Exhibit 10.40
SECOND AMENDMENT TO DEVELOPMENT MANAGEMENT AGREEMENT
This Second Amendment to Development Management Agreement (this “Amendment”) is made and entered into effective as of March 25, 2016 (the “Amendment Date”), by and between STREAM REALTY PARTNERS-DFW, L.P., a Texas limited partnership (“Developer”), and FARMER BROS. CO., a Delaware corporation (“Tenant”).
RECITALS
A.    Developer and Tenant entered into that certain Development Management Agreement dated as of July 17, 2015, as amended by that certain First Amendment to Development Management Agreement dated as of January 5, 2016 (as amended, supplemented or otherwise modified, the “Development Agreement”), regarding the Project to be constructed on approximately 28.132 acres of land leased by Tenant and located at the northeast corner of Interstate 35 and State Highway 114 in the Town of Northlake, Denton County, Texas, as more particularly described in the Development Agreement. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Development Agreement.
B.    Developer and Tenant desire to amend the Development Agreement to acknowledge the satisfaction of the Project Commencement Conditions.
AGREEMENTS
NOW, THEREFORE, for and in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, Developer and Tenant hereby agree as follows:
1.Satisfaction of Project Commencement Conditions. Pursuant to Section 1.3 of the Development Agreement, Developer and Tenant acknowledge and agree that as of the Amendment Date the Project Commencement Conditions have been satisfied as follows:
(a)    Approval of Project Commencement Items.
(1)    Approved Plans. Developer and Tenant have approved (a) RGA Architects Plans for the Farmer Brothers Company New Corporate Headquarters, GMP Set dated February 1, 2016, and sealed on October 16, 2015, (b) Gensler Architects Plans for Farmer Brothers Coffee Corporate HQ Relocation, GMP Set dated December 31, 2015, issued for Revised Pricing (not stamped), and (c) GMP Specifications, Farmer Brothers Company, New Corporate Headquarters, issued to EMJ Corporation on February 1, 2016, and agree that same collectively constitutes the “Approved Plans” under the Development Agreement.
(2)    Approved Project Budget. Developer and Tenant have approved the project budget attached hereto as Exhibit “A”, and agree that same constitutes the “Approved Project Budget” under the Development Agreement.

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(3)    Approved Project Schedule. Developer and Tenant have approved the project schedule attached hereto as Exhibit “B”, and agree that same constitutes the “Approved Project Schedule” under the Development Agreement.
(4)    Scheduled Completion Date. Developer and Tenant agree that the Scheduled Completion Date is September 20, 2016, as set forth in the Construction Contracts.
(5)    Construction Contracts. Developer and Tenant have approved the Standard Form of Agreement between Owner and Design-Builder, AIA Document A141-2014, between Tenant, as Owner, and EMJ Corporation, as Design-Builder, dated as of September 4, 2015, as amended by that certain Guaranteed Maximum Price Amendment, AIA Document A133 – 2009 Exhibit A, dated as of March 11, 2016, and agree that same collectively constitutes the “Construction Contracts” under the Development Agreement.
(6)    Contract Documents. Developer and Tenant have approved all Contract Documents that are in effect as of the Amendment Date.
(b)    Building Permit. An unconditional building permit for the construction of the Project was issued by the Town of Northlake on October 20, 2015, a copy of which is attached hereto as Exhibit “C”.
(c)    Notice to Proceed. Tenant gave a notice to proceed to commence work under the General Contract on September 8, 2015, a copy of which is attached hereto as Exhibit “D”.
2.    Amendment to Definition of “Lease”. The definition of term “Lease” in Recital A of the Development Management Agreement is hereby amended to mean that certain Lease Agreement dated as of July 17, 2015 by and between Landlord and Tenant, as amended by that certain First Amendment to Lease Agreement dated as of December 29, 2015, and as further amended by that certain Second Amendment to Lease Agreement dated as of March 10, 2016.
3.    Continuance of Development Agreement; Binding Effect; Governing Law. All provisions of the Development Agreement, as amended hereby, shall remain in full force and effect and unchanged, except as provided herein. If any provision of this Amendment conflicts with the Development Agreement, the provisions of this Amendment shall control. This Amendment is binding upon and shall inure to the benefit of Developer and Tenant, and their respective successors and permitted assigns. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas.
4.    Counterparts. This Amendment may be executed in any number of counterparts (including execution by facsimile, PDF or other electronic transmission, which shall be deemed to be original signatures of the signers for all purposes) with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same document. Signature pages may be detached from the counterparts and attached to a single copy of this consent to physically form one document.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.
DEVELOPER:

STREAM REALTY PARTNERS-DFW, L.P.,
a Texas limited partnership

By:	Belland-McVean-Jackson Interests II, L.L.C., a Texas limited liability company, its general partner

By: /s/ Chris Jackson
Name:    Chris Jackson
Title:    Member

TENANT:

FARMER BROS. CO.,
a Delaware corporation

By:/s/ Isaac N. Johnston
Name:    Isaac N. Johnston
Title: CFO, Farmer Bros. Co.

Exhibit “A”

Approved Project Budget

Exhibit “B”

Approved Project Schedule

Exhibit “C”

Building Permit

Exhibit “D”

Notice to Proceed